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                                    CAZENOVE
                                  INCORPORATED
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               TELEPHONE: (212) 376-1225 FACSIMILE: (212) 376-5387
                         MEMBER: PACIFIC STOCK EXCHANGE


        Board of Directors
        Thermo Cardiosystems Inc.
        470 Wildwood Street
        P.O. Box 2697
        Woburn, MA 01888-2697

                                                              May 2, 1997


        Dear Sirs,

             We understand that Thermo Cardiosystems Inc. (the "Company") proposes to engage in a transaction (the "Transaction") with Thermo Electron Corporation ("Thermo"), an affiliate of the Company, pursuant to which the Company will acquire the outstanding capital stock of International Technidyne Corporation ("ITC"), a wholly-owned subsidiary of Thermo, in consideration of the payment of 3,355,705 shares of common stock, $0.10 par value, of the Company valued on March 29, 1997 at $75,000,000, subject to adjustment as described in the Agreement and Plan of Reorganization (the "Acquisition Agreement").

             The terms of the proposed Transaction are to be set forth in the Acquisition Agreement between the Company and Thermo. We have been provided with and have reviewed a proposed form of the Acquisition Agreement dated April 29, 1997. We have assumed for the purposes of this opinion that the Acquisition Agreement in the form executed by the parties will not differ from such proposed form in any material respect.

             You have asked us to advise you with respect to whether or not the consideration to be paid by the Company for the outstanding capital stock of ITC in connection with the proposed Transaction is fair, from a financial point of view, to the Company. With respect to such opinion, we have, among other things:

             (i)  reviewed the proposed form of the Acquisition
                  Agreement;

            (ii)  reviewed certain historical and prospective financial, operating and other information furnished to us by ITC and Thermo concerning ITC;
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           (iii)  met with the senior management of ITC to discuss the business and operations of ITC, as well as the prospects for the industry;

            (iv)  visited the principal operations and facilities of ITC;

             (v) reviewed publicly available financial and market data for public companies which we deemed comparable to ITC;

            (vi) reviewed the financial terms of recent business combinations deemed comparable by us for which information was publicly available; and

           (vii) conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

             We have, in the past, provided financing and financial advisory services to Thermo and have received fees for rendering such services.

             In rendering our opinion we have relied upon and assumed the accuracy, genuineness, completeness and fairness of the financial and other information provided by the Company or otherwise made available to us and have not attempted independently to verify such information. We have relied upon the assurances of the managements of the Company and Thermo that they are not aware of any information or facts that would make the information provided to us misleading. We have not made an independent evaluation or appraisal of any particular asset, nor have we been furnished with such appraisals, and express no opinion regarding ITC's liquidation value. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

             It is understood that our opinion has been prepared solely for the confidential use of the Board of Directors of the Company. This letter, except as otherwise required by law, is not to be reproduced, summarized, described, quoted, referred to, or given to any other person, except Thermo, or made available, in whole or in part, in any registration statement, prospectus, proxy statement, or in any other written document used in connection with the proposed Transaction, nor shall this letter be used for any other purpose without our prior written consent.

             Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be paid by the Company for ITC in connection with the proposed
        Transaction is fair, from a financial point of view, to the Company.

        Yours faithfully,

        CAZENOVE INCORPORATED